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FOR USE BY THE SHAREHOLDERS OF COMMON STOCK OF ENGINEERING MEASUREMENT COMPANY.

        Engineering Measurements Company
        600 Diagonal Highway
        Longmont, CO 80501

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENGINEERING MEASUREMENTS COMPANY.

    The undersigned hereby appoints Charles Miller and William Ringer as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of the common stock, par value $.01 per share ("EMCO Shares"), of Engineering Measurements Company ("EMCO") held of record by the undersigned on September 21, 2000, at the special meeting of shareholders of EMCO to be held on Monday, October 23, 2000 and any adjournment thereof (the "Special Meeting").

    The Board of Directors of EMCO has approved the Merger Agreement (each as defined in the accompanying Proxy Statement/ Prospectus) and recommends that holders of EMCO Shares vote FOR approval of the Merger Agreement.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

    Please mark, sign, date and promptly return this proxy card using the enclosed envelope. If your address is incorrectly shown, please print changes.

ENGINEERING MEASUREMENTS COMPANY
PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.

[X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

    Engineering Measurement Company will hold a special meeting of shareholders on Monday, October 23, 2000 at 9:00 a.m. mountain time, at EMCO's offices at 600 Diagonal Highway, Longmont, Colorado 80501, for the following purposes:

                                 (SEE REVERSE)
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1. To approve a merger agreement, dated as of July 6, 2000, between EMCO,
   Advanced Energy Industries, Inc., a Delaware corporation ("Advanced Energy"), and Flow Acquisition Corporation, a Colorado corporation and a wholly owned subsidiary of Advanced Energy, that provides among other things, for a merger of Flow Acquisition into EMCO so that EMCO will become a wholly owned subsidiary of Advanced Energy and you will become a stockholder of Advanced Energy.

                    [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

2. Except as set forth in the accompanying Proxy Statement/Prospectus, in their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

   All other proxies heretofore given by the undersigned to vote EMCO Shares which the undersigned would be entitled to vote if personally present at the Special Meeting, are hereby expressly revoked.

   ALL PROPOSALS ARE PROPOSED BY THE BOARD OF DIRECTORS OF EMCO. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

   BY SIGNING THIS PROXY THE SIGNATORY AUTHORIZES ITS TRANSMISSION TO CO OF THIS PROXY BY ELECTRONIC MEANS INCLUDING TELECOPY.

                                          Dated:         , 2000

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                                          Signature(s)

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                                          Signature(s)

                                          Please date this proxy and sign it
                                          exactly as your name or name(s) appear
                                          above. When shares are held jointly,
                                          both must sign. When signing as an
                                          attorney, executor, administrator,
                                          trustee or guardian, please give full
                                          title as such. If shares are held by a
                                          corporation, please sign in full
                                          corporate name by the President or
                                          other authorized officer. If shares
                                          are held by a partnership, please sign
                                          in partnership name by an authorized
                                          person.